ARTICLES OF AMENDMENT         [Arizona Secretary
                                       TO                    of state stamp]
                            ARTICLES OF INCORPORATION
                                       OF
                            AUTO NETWORK GROUP, INC.

Pursuant  to  the  provisions  of  Section  10-1003  of  the  Arizona   Business
Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:      The name of the corporation is Auto Network Group, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation at their meeting on March 31, 1999, in the manner prescribed by law:

                  "1.   NAME. The  name of the  corporation  is and  shall  be
            AutoTradeCenter.com Inc."

THIRD: The number of shares of stock outstanding at the time of such adoption was 13,793,289 shares of Common Stock and 3,848 shares of Series A Preferred Stock; and the number of shares entitled to vote on the amendment was 13,793,289 shares of Common Stock and 3,848 shares of Series A Preferred Stock.

FOURTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

                                                              Number of shares
            Number of Shares of   Number of shares voted in     voted against
            COMMON STOCK PRESENT     FAVOR OF AMENDMENT           AMENDMENT
                 9,477,180                9,477,180                   0

            Number of Shares of                               Number of shares
             Series A Preferred   Number of shares voted in     voted against
               STOCK PRESENT         FAVOR OF AMENDMENT           AMENDMENT
                     3,848                    3,848                   0



                                          AUTO NETWORK GROUP, INC.

Dated:
By:4/20/99                                /S/MIKE STUART
                                          Mike Stuart, President
Attest:/S/MARK MOLDENHAUER
Mark Moldenhauer, Secretary

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             AUTO NETWORK USA, INC.

Pursuant  to  the  provisions  of  Section  10-1003  of  the  Arizona   Business
Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is Auto Network USA, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation at their meeting on October 15, 1998, in the manner prescribed by law:

                           "1. NAME. The name of the corporation is and shall be
                  Auto Network Group, Inc."

THIRD: The number of shares of stock outstanding at the time of such adoption was 13,793,289 shares of Common Stock and 3,848 shares of Series A Preferred Stock; and the number of shares entitled to vote on the amendment was 13,793,289 shares of Common Stock and 3,848 shares of Series A Preferred Stock.

FOURTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

                     Common Stock          Number for          Number Against
                       Present             11,074,167               -0-
                     ------------        --------------       ----------------


                   Series A Preferred      Number for          Number Against
                      Stock Present        11,074,167               -0-
                     ------------        --------------       ----------------



                                              AUTO NETWORK USA, INC.

Dated:10-21-98                                By:/S/MIKE STUART
                                                   Mike Stuart, President
Attest:

/S/MARK MOLDENHAUER
Mark Moldenhauer, Secretary

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             AUTO NETWORK USA, INC.

Pursuant  to  the  provisions  of  Section  10-1003  of  the  Arizona   Business
Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is Auto Network USA, Inc.

SECOND: The document attached hereto as Exhibit "A" sets forth the amendment to the Articles of Incorporation which was adopted by the shareholders of the corporation at their meeting on February 14, 1998, in manner prescribed by law.

THIRD: The number of shares of stock outstanding at the time of such adoption was 10,002,500 shares of Common Stock; and the number of shares entitled to vote on the amendment was 10,002,500 shares of Common Stock.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon, as a class or series, was as follows: None.

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

                    Common Stock             Number for          Number Against
                   10,002,500               9,000,000                 -0-
                  _______________          _______________      _______________


Dated:FEBRUARY 14, 1998
                                                AUTO NETWORK USA, INC.

                                                By: /S/MIKE STUART
Attest:                                             Mike Stuart, President


/S/JEFF ERSKINE
Jeff Erskine, Secretary

                                    Exhibit A


Section 2 of the Articles of Incorporation of Auto Network USA, Inc. is hereby amended to state the following:

         2. AUTHORIZED CAPITAL. The amount of total authorized capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, no par value, and one million (1,000,000) shares of preferred stock, each with $0.10 par value. To the fullest extent permitted by the laws of the State of Arizona (currently set forth in Section 10- 602 of the Arizona Business Corporation Act), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

                            ARTICLES OF INCORPORATION
                                       OF
                             AUTO NETWORK USA, INC.
                         an Arizona business corporation



      We, the undersigned, have this day associated ourselves for the purpose of forming a corporation under the laws of the State of Arizona, and for that purpose do hereby adopt the following Articles of Incorporation:

      1. NAME. The name of the corporation is and shall be Auto Network USA, Inc.

      2. AUTHORIZED CAPITAL. The authorized capital stock of this corporation shall be one hundred million (100,000,000) shares of no par common voting stock and one million (1,000,000) shares of $0.10 par value preferred stock.

      3. BOARD OF DIRECTORS. The initial Board of Directors shall consist of four (4) Directors. The persons who are to serve as the directors until the first annual meeting of the shareholders or until their successors are elected and qualified and their addresses are:

      Mike Stuart
      15001 N. Hayden Rd., Ste 111
      Scottsdale, AZ   85260

      Mark Moldenhauer
      3401 W. 38th Ave.
      Denver, CO  80211

      Jeff Erskine
      26031 N. Palomino Trail
      Scottsdale, AZ   85255

      Joe Seaverns
      10158 E. Topaz
      Scottsdale, AZ   85258

      The number of persons to serve on the Board of Directors shall be fixed by the Bylaws.
      4. INITIAL BUSINESS. The corporation initially intends to conduct the business of automotive sales.

      5. STATUTORY AGENT. The name and address of the initial statutory agent of the corporation is: Mike Stuart, 15001 N. Hayden Rd., Ste 111, Scottsdale, AZ 85260.

      6. KNOWN PLACE OF BUSINESS. The known place of business of the corporation shall be 15001 N. Hayden, Suite 111, Scottsdale, AZ 85260.

      7. LIMITATION OF DIRECTORS' LIABILITY. To the fullest extent permitted by the Arizona Revised Statutes as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages, for any action taken or any failure to take any action as a director. No repeal, amendment or modification in this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the corporation occurring prior to such repeal, amendment or modification.

      8. INCORPORATORS. The incorporators and their names and addresses are:

      Mike Stuart
      15001 N. Hayden Rd., Ste 111
      Scottsdale, AZ   85260

      Mark Moldenhauer
      3401 W. 38th Ave.
      Denver, CO  80211

      Jeff Erskine
      26031 N. Palomino Trail
      Scottsdale, AZ   85255

      Joe Seaverns
      10158 E. Topaz
      Scottsdale, AZ   85258

      9. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. The corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

      IN WITNESS WHEREOF, we have hereunto set our hands this 9TH day of JULY, 1997.


/S/ MIKE STUART
Mike Stuart

/S/ MARK MOLDENHAUER
Mark Moldenhauer

/S/ JEFF ERSKINE
Jeff Erskine

/S/ JOE SEAVERNS
Joe Seaverns